Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350
(Section 906 of the Sarbanes — Oxley Act of 2002)
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In connection with the filing by HRPT Properties Trust (the “Company”) of the Annual Report on Form 10-K for the year ending December 31, 2006 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1)              The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Barry M. Portnoy	/s/John A. Mannix
Barry M. Portnoy	John A. Mannix
Managing Trustee	President and Chief Operating Officer

/s/Adam D. Portnoy	/s/John C. Popeo
Adam D. Portnoy	John C. Popeo
Managing Trustee	Treasurer and Chief Financial Officer

Date: March 1, 2007